Exhibit 10.1

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 10, 2018
This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is by and among GAMESTOP CORP., a Delaware corporation (the “Lead Borrower”), the other Borrowers party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as administrative agent and collateral agent for the Lenders (in such capacities, the “Agent”).
PRELIMINARY STATEMENTS
WHEREAS, the Borrowers, the Lenders and the Agent entered into that certain Second Amended and Restated Credit Agreement, dated as of March 25, 2014 (as amended pursuant to that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of September 15, 2014, and that certain Second Amendment to Second Amended and Restated Credit Agreement, dated as of November 20, 2017, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the Borrowers have requested that the Agent and the Lenders agree to amend the Credit Agreement as specifically set forth herein and, subject to the terms of this Amendment, the Agent and the Lenders have agreed to grant such request.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Capitalized Terms. All capitalized terms not otherwise defined in this Amendment (including without limitation in the introductory paragraph and the Preliminary Statements hereto) shall have the meanings as specified in the Credit Agreement.
Section 2.Amendments to Credit Agreement.
(a) Amendments to Article I. Section 1.1 of the Credit Agreement is hereby amended as follows:
(i)By adding the following new definitions in appropriate alphabetical order:
“Tech Brands Disposition” means (i) the contribution by Lead Borrower of all of the equity interests of Spring Communications Holding, Inc. to Spring Communications Parent, Inc., (ii) the conversion of Spring Communications Holding, Inc. from a corporation to a limited liability company (the “Spring Conversion”) and (iii) the sale of all the issued and outstanding equity interests of the limited liability company formerly known as Spring Communications Holding, Inc. following the Spring Conversion, all pursuant to that certain Equity Purchase Agreement dated as of November 21, 2018, by and among GameStop Corp., Prime Communications, L.P., Prime Acquisition Company, LLC, Spring Communications Parent, Inc. and Spring Communications Holding, Inc.
“Permitted Senior Debt Reserve” means, during any Permitted Senior Debt Reserve Period, an amount equal to fifty (50%) percent of the amount of scheduled amortization of the applicable Permitted Senior Debt for the four quarter period immediately following such date of determination, unless such scheduled amortization amount for such four quarter period has been prepaid by the Loan Parties to the extent permitted hereunder.

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“Permitted Senior Debt Reserve Period” means the period during which any Permitted Senior Debt incurred by the Loan Parties is subject to scheduled amortization of the principal amount of such Indebtedness in excess of five (5%) percent of the original principal amount per annum.
(ii)By deleting clause (x) of the definition of “Availability Reserves” and by substituting “(x) the Debt Maturity Reserve and the Permitted Senior Debt Reserve” in its stead.
(iii)By deleting clause (a) of the definition of “Permitted Senior Debt” in its entirety, and by substituting the following in its stead:
“(a)    no portion of the principal of such Indebtedness in excess of up to 15% of the original principal amount per annum shall be required to be paid, whether by stated maturity, mandatory or scheduled prepayment or redemption or otherwise, prior to the date that is 90 days after the Maturity Date, provided that the foregoing limitation shall not apply (i) if an event of default under such Indebtedness (after the expiration of any applicable cure periods) has occurred and is continuing, (ii) if a change of control of the Lead Borrower has occurred but only to the extent that the holders of such Permitted Senior Debt are entitled to, and do, require prepayment of any portion of such Indebtedness upon such occurrence, (iii) to the extent that the documentation evidencing such Indebtedness (which documentation shall be reasonably satisfactory the Agent in accordance with clause (c) hereof) requires that any portion of the net cash proceeds from any asset sale or casualty event (after giving effect to any reinvestment rights and any permanent repayment of Indebtedness) be utilized to prepay such Indebtedness (it being agreed that net cash proceeds from the sale of Inventory in the ordinary course of business shall in no events shall be available for payment of the Permitted Senior Debt under this clause (iii)), (iv) to the extent that the documentation evidencing such Indebtedness (which documentation shall be reasonably satisfactory the Agent in accordance with clause (c) hereof) requires prepayments out of excess cash flow, or (v) as otherwise may be agreed to by the Agent, subject to standstill and the lien subordination provisions as set forth in an intercreditor agreement pursuant to clause (d) below;”
(b) Amendment to Article VI. Section 6.5 of the Credit Agreement is hereby amended by deleting “and” at the end of clause (h), renumbering clause (i) as clause (j), and adding the following new clause (i) thereto:
“(i)    the Tech Brands Disposition; and”
Section 3.Consent. Solely with respect to a conversion of Spring Communications Holding, Inc. from a corporation to a limited liability company pursuant to the Tech Brands Disposition, the Agent and the Lenders hereby waive the requirement in Section 5.3 of the Credit Agreement that the Lead Borrower will furnish to the Agent thirty (30) days’ prior written notice of such conversion.
Section 4.Conditions of Effectiveness. The effectiveness of the amendments in Section 2 shall be subject to the satisfaction of each of the following conditions precedent:
(a)This Amendment shall have been duly executed and delivered by the Borrowers and the Lenders party thereto and shall be in form and substance satisfactory to the Agent;
(b)The Agent shall have received an updated Borrowing Base Certificate, prepared after giving effect to the Tech Brands Disposition;
(c)No event shall have occurred that could reasonably be expected to have a Material Adverse Effect;

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(d)The Borrowers shall have (i) paid all fees then due to the Agent, Arrangers and the Lenders, and (ii) reimbursed the Agent for all costs and expenses, including, reasonable attorneys’ fees;

(e)The representations and warranties of the Borrowers contained in Section 7 shall be true and correct in all material respects except (i) to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (ii) in the case of any representation and warranty qualified by materiality, they are true and correct in all respects; and

(f)The Agent shall have received such additional documents, instruments, and agreements as the Agent may reasonably request in connection with the transactions contemplated hereby.

Section 5.Agreement of the Agent. Immediately upon the consummation of the Tech Brands Disposition, the Agent’s Liens on the assets which have been sold pursuant to the Tech Brands Disposition shall be automatically and unconditionally released and discharged without any further action of the Agent or the Lenders. The Agent hereby agrees to execute and to deliver to the Lead Borrower promptly upon the Lead Borrower’s request, such agreements, documents and instruments as may be reasonably requested by the Lead Borrower, and prepared at the Borrowers’ sole expense, including, without limitation, UCC statements of amendment, to evidence the release of the Agent’s Liens as set forth above. Notwithstanding the foregoing, under no circumstances shall the Agent or any Lender be obligated to perform or discharge, nor do the Agent and the Lenders agree to perform, discharge or assume, any obligation, duty or liability of the Borrowers pursuant to the Tech Brands Disposition.

Section 6.Waiver of Joinder. The Agent and the Lenders hereby waive all requirements set forth in Section 5.14 of the Credit Agreement with respect to Spring Communications Parent, Inc., including the requirement to become a Borrower or Facility Guarantor and to take actions to create and perfect Liens on Spring Communications Parent, Inc.’s assets to secure the Obligations, so long as (a) Spring Communications Parent, Inc. does not own any assets other than the Equity Interests of Spring Communications Holding, Inc. and (b) the Tech Brands Disposition is consummated by March 21, 2019.

Section 7.Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

(a)The consummation of the transactions contemplated hereby shall not (a) violate any Applicable Law, or (b) conflict with, or result in a default or event of default under, any material agreement of Borrowers or any other member of the Borrower Affiliated Group, taken as a whole. No event shall exist which is, or solely with the passage of time, the giving of notice or both, would be a default under any material agreement of any member of the Borrower Affiliated Group.

(b)All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be reasonably satisfactory to the Agent, including, without limitation, consents from all requisite material Governmental Authorities and except as would not reasonably be expected to have or result in a Material Adverse Effect.

(c)There are no actions, suits, investigations, or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any member of the Borrower Affiliated Group, threatened against or affecting any such Person (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents.

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(d)After giving effect to this Amendment, the representations and warranties contained in each of the Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (ii) in the case of any representation and warranty qualified by materiality, they are true and correct in all respects.

(e)No Default or Event of Default shall exist after giving effect to this Amendment.

Section 8.Reference to and Effect on the Loan Documents. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment, and this Amendment shall constitute a Loan Document.

(a)The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Borrowers under the Loan Documents, in each case as amended by this Amendment.

(b)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any other provision of any of the Loan Documents.

Section 9.Reaffirmations. Each Borrower (a) consents to this Amendment and agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person, or release such Person from any obligations, under any of the Loan Documents to which it is a party, (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party and all representations, warranties, and covenants contained therein, and (c) agrees that each of the Loan Documents to which it is a party remains in full force and effect and is hereby ratified and confirmed.

Section 10.Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

Section 12.Entire Agreement. This Amendment and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Agent, the Issuing Bank and/or the Arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous letters of intent, commitment letters, agreements and understandings, oral or written, relating to the subject matter hereof.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

GAMESTOP CORP.
GAMESTOP, INC.
SUNRISE PUBLICATIONS, INC.
ELBO INC.
EB INTERNATIONAL HOLDINGS, INC.

By:	/s/ Robert Lloyd
Name:	Robert Lloyd
Title:	Chief Financial Officer
GAMESTOP TEXAS LTD.
SIMPLY MAC, INC.
SPRING COMMUNICATIONS HOLDING, INC.
GS MOBILE, INC.
GEEKNET, INC.

By:	/s/ Robert Lloyd
Name:	Robert Lloyd
Title:	Chief Financial Officer
MARKETING CONTROL SERVICES, INC.

By:	/s/ Mike Loftus
Name:	Mike Loftus
Title:	President
SOCOM LLC

By:	/s/ Robert Lloyd
Name:	Robert Lloyd
Title:	Chief Financial Officer

GameStop Corp.
Third Amendment to Second Amended and Restated Credit Agreement
Signature Page
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BANK OF AMERICA, N.A., as Agent, Issuing Bank, and as a Lender

By:	/s/ Andrew Cerassi
Name:	Andrew Cerassi
Its Authorized Signatory

GameStop Corp.
Third Amendment to Second Amended and Restated Credit Agreement
Signature Page
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JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Gregory T. Martin
Name:	Gregory T. Martin
Its Authorized Signatory

GameStop Corp.
Third Amendment to Second Amended and Restated Credit Agreement
Signature Page
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REGIONS BANK, as a Lender

By:	/s/ Daniel Wells
Name:	Daniel Wells
Title:	Director

GameStop Corp.
Third Amendment to Second Amended and Restated Credit Agreement
Signature Page
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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas P. Chidester
Name:	Thomas P. Chidester
Title:	Vice President

GameStop Corp.
Third Amendment to Second Amended and Restated Credit Agreement
Signature Page
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WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Robert C. Chakarian
Name:	Robert C. Chakarian
Title:	Vice President

GameStop Corp.
Third Amendment to Second Amended and Restated Credit Agreement
Signature Page
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FIFTH THIRD BANK, as a Lender

By:	/s/ Kristina M. Miller
Name:	Kristina M. Miller
Title:	Senior Vice President

GameStop Corp.
Third Amendment to Second Amended and Restated Credit Agreement
Signature Page
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HSBC BANK USA, N.A., as a Lender

By:	/s/ Michael L. Bustios
Name:	Michael L. Bustios
Title:	Senior Vice President

GameStop Corp.
Third Amendment to Second Amended and Restated Credit Agreement
Signature Page
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SUNTRUST BANK, as a Lender

By:	/s/ Benjamin N. D. Lucas
Name:	Benjamin N. D. Lucas
Its Authorized Signatory

GameStop Corp.
Third Amendment to Second Amended and Restated Credit Agreement
Signature Page
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